Exhibit 31.4

Certification

I, Gary Swidler, certify that:
1.  I have reviewed this amendment to the annual report on Form 10-K for the fiscal year ended 12/31/2019 of Match Group, Inc.;
2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated:	April 29, 2020	/s/ GARY SWIDLER
Gary Swidler Chief Financial Officer and Chief Operating Officer